                                  Exhibit 25.1

                       SECURITIES ACT OF 1933 FILE NO: 33-

                    {IF APPLICATION TO DETERMINE ELIGIBILITY
         OF TRUSTEE FOR DELAYED OFFERING PURSUANT TO SECTION 305(b)(2)}

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(B) (2)_______

                             ----------------------

                        THE FIRST NATIONAL BANK OF BOSTON
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                                   04-2472499
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

100 FEDERAL STREET, BOSTON, MASSACHUSETTS                            02110
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)

                   GARY A. SPIESS, CASHIER AND GENERAL COUNSEL
   100 FEDERAL STREET, 24TH FLOOR, BOSTON, MASSACHUSETTS 02110 (617) 434-2870
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                           --------------------------


                              COLLAGEN CORPORATION

               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE

                (STATE OR OTHER JURISDICTION OF INCORPORATION OR
                                  ORGANIZATION)

                                2500 FABER PLACE
                              PALO ALTTO, CA 94303

                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                   94-2300486

                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                   % EXCHANGEABLE SUBORDINATED NOTES DUE 2002
                         (TITLE OF INDENTURE SECURITIES)


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

1.   GENERAL INFORMATION.

     Furnish the following information as to the trustee:

     (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

     Comptroller of the Currency of the United States, Washington D.C. Board of Governors of the Federal Reserve System, Washington, D.C. Federal Deposit Insurance Corporation, Washington, D.C.

     (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

     Trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

     IF THE OBLIGOR OR ANY UNDERWRITER FOR THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     None with respect to the Trustee.
     (See Notes on page 2)
     None with respect to Bank of Boston Corporation.

3. THRU 15.  NOT APPLICABLE.

16.  LIST OF EXHIBITS.

     LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION.

     1. A COPY OF THE ARTICLES OF ASSOCIATION OF THE TRUSTEE AS NOW IN EFFECT.

     A certified copy of the Articles of Association of the trustee is filed as Exhibit No. 1 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

     2. A COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS, IF NOT CONTAINED IN THE ARTICLES OF ASSOCIATION.

     A copy of the certificate of T. McLean Griffin, Cashier of the trustee, dated February 3, 1978, as to corporate succession containing copies of the Certificate of the Comptroller of the Currency that The Massachusetts Bank, National Association, into which The First National Bank of Boston was merged effective January 4, 1971, is authorized to commence the business of banking as a national banking association, as well as a certificate as to such merger is filed as Exhibit No. 2 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

     3. A COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS, IF SUCH AUTHORIZATION IS NOT CONTAINED IN THE DOCUMENTS SPECIFIED IN PARAGRAPH (1) OR (2) ABOVE.

     A copy of a certificate of the Office of the Currency dated February 6, 1978 is filed as Exhibit No. 3 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

     4. A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE, OR INSTRUMENTS CORRESPONDING THERETO.

     A certified copy of the existing By-Laws of the trustee dated December 23,1993 is filed as Exhibit No. 4 to statement of eligibility and qualifications No. 22-25754 and is incorporated herein by reference thereto.

     5. NOT APPLICABLE

     6. THE CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321(B) OF THE ACT.

     The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

     7. A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY.

     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

                                      NOTES

In answering any item in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

The answer furnished to Item 2 of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                    SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, THE FIRST NATIONAL BANK OF BOSTON, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF BOSTON AND COMMONWEALTH OF MASSACHUSETTS, ON THE 21ST DAY OF MARCH, 1995.


                   THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE


                   BY DONNA L. GERMANO
                      ----------------
                      DONNA L. GERMANO
                      ACCOUNT MANAGER


                                    EXHIBIT 6

                               CONSENT OF TRUSTEE

PURSUANT TO THE REQUIREMENTS OF SECTION 321(B) OF THE TRUST INDENTURE ACT OF 1939, IN CONNECTION WITH THE PROPOSED ISSUE OF DEBT SECURITIES OF COLLAGEN CORPORATION WE HEREBY CONSENT THAT REPORTS OF EXAMINATIONS BY FEDERAL, STATE, TERRITORIAL, OR DISTRICT AUTHORITIES MAY BE FURNISHED BY SUCH AUTHORITIES TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST THEREFOR.

                   THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE

               BY  DONNA L. GERMANO
                   ----------------
                   DONNA L. GERMANO
                   ACCOUNT MANAGER

                                    EXHIBIT 7
 CONSOLIDATED REPORT OF CONDITION, INCLUDING DOMESTIC AND FOREIGN SUBSIDIARIES,
                                       OF

                        THE FIRST NATIONAL BANK OF BOSTON

In the Commonwealth of Massachusetts, at the close of business on September 30, 1994. Published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter number 200. Comptroller of the Currency Northeastern District.

                                     ASSETS
                                                                                                 DOLLAR
                                                                                               AMOUNTS IN
                                                                                                THOUSANDS
                                                                                               ----------
       Cash and balances due from depository institutions:
            Noninterest-bearing balances and currency and coin.................................$ 1,680,610
            Interest-bearing balances ...........................................................1,171,288
       Securities................................................................................3,487,893
       Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
            Federal funds sold...................................................................1,048,563
            Securities purchased under agreements to resell..............................................0
       Loans and lease financing receivables:
            Loans and leases, net of unearned income ................$26,081,248
            LESS: Allowance for loan and lease losses....................525,233
            LESS: Allocated transfer risk reserve..............................0
            Loans and leases, net of unearned income, allowance and reserve ....................25,556,015
       Assets held in trading accounts...........................................................1,070,678
       Premises and fixed assets (including capitalized leases)....................................387,208
       Other real estate owned......................................................................54,431
       Investments in unconsolidated subsidiaries and associated companies.........................119,654
       Customers' liability to this bank on acceptances outstanding................................322,299
       Intangible assets...........................................................................597,245
       Other assets................................................................................946,982
                                                                                                   -------
              TOTAL ASSETS.....................................................................$36,442,866
                                                                                               ===========

                                                               LIABILITIES

       Deposits:
            In domestic offices............................................................... $15,214,319
            Noninterest-bearing........................................4,007,488
            Interest-bearing..........................................11,206,831
       In foreign offices, Edge and Agreement subsidiaries, and IBF's............................8,623,779
            Noninterest-bearing..........................................580,842
            Interest-bearing...........................................8,042,937
       Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
         Agreement subsidiaries, and in IBF's:
            Federal funds purchased..............................................................2,251,591
            Securities sold under agreements to repurchase.........................................270,703
       Demand notes issued to the U.S. Treasury....................................................605,026
       Trading Liabilities.........................................................................220,189
       Other borrowed money......................................................................4,652,857
       Mortgage indebtedness and obligations under capitalized leases...............................14,052
       Bank's liability on acceptances executed and outstanding....................................322,645
       Subordinated notes and debentures...........................................................979,089
       Other liabilities...........................................................................876,258
                                                                                                   -------
            TOTAL LIABILITIES..................................................................$34,030,508
                                                                                               ===========

       Limited-life preferred stock and equity capital...................................................0

                                                             EQUITY CAPITAL

       Perpetual preferred stock and related surplus...............................................$     0
       Common stock.................................................................................82,264
       Surplus.....................................................................................987,524
       Undivided profits and capital reserves....................................................1,355,681
       LESS: Net unrealized loss on marketable equity securities...................................(7,189)
       Cumulative foreign currency translation adjustments.........................................(5,922)
       Total equity capital......................................................................2,412,358
                                                                                                 ---------
             TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY.......................$36,442,866
                                                                                               ===========

I, Robert T. Jefferson, Comptroller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                  ROBERT T. JEFFERSON

                                                        NOVEMBER 14, 1994

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                  CHARLES G. GIFFORD
                                  IRA STEPANIAN
                                  J. DONALD MONAN
                                               DIRECTORS

                                                        NOVEMBER 14, 1994